Exhibit 99.1

For Immediate Release November 1, 2016

Bremelanotide Meets Co-Primary Endpoints in
Palatin’s Phase 3 Trials for Hypoactive Sexual Desire Disorder

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Both Phase 3 Reconnect Studies of bremelanotide for hypoactive sexual desire disorder (HSDD) in premenopausal women met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments:
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The Female Sexual Function Index: Desire Domain (FSFI-D) showed a statistically significant increase for bremelanotide compared to placebo in both trials
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Study 301: Mean change of 0.54 vs. 0.24, median change of 0.60 vs. 0.00, p=0.0002; and,
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Study 302: Mean change of 0.63 vs. 0.21, median change of 0.60 vs. 0.00, p<0.0001
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The Female Sexual Distress Scale - Desires/Arousal/Orgasm (FSDS-DAO) Item 13 showed a statistically significant reduction in distress related to low sexual desire for bremelanotide compared to placebo in both trials
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Study 301: Mean change of -0.74 vs. -0.35, median change of -1.0 vs. 0.0, p<0.0001; and,
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Study 302: Mean change of -0.71 vs. -0.41, median change of -1.0 vs. 0.0, p=0.0057
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New Drug Application (NDA) to the FDA targeted for the second half of 2017
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Conference call and audio webcast at 9:00 am ET tomorrow, November 2

CRANBURY, NJ – November 1, 2016 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced positive, statistically significant top-line results from the Reconnect Studies, its Phase 3 clinical trial program of lead drug candidate bremelanotide. The Reconnect Studies, investigating bremelanotide as an on-demand treatment for premenopausal women diagnosed with hypoactive sexual desire disorder (“HSDD”), met the pre-specified co-primary efficacy endpoints in both Phase 3 clinical trials.
 “We could not be more pleased with the bremelanotide Phase 3 co-primary endpoint results. Women with HSDD using bremelanotide had clinically meaningful and statistically significant improvements in their desire and associated distress which are the defining clinical issues for an HSDD diagnosis,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “I am especially grateful to all of the women who volunteered to be a part of these studies. I would also like to thank Palatin’s employees and the many consultants and third-parties that contributed to the advancement of bremelanotide.”

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Johna D. Lucas, M.D., Chief Medical Officer of Palatin, said, “In Phase 3 trials bremelanotide was used as needed by premenopausal women with HSDD, with a single dose self-administered in anticipation of sexual activity. The Phase 3 studies demonstrated that bremelanotide provided a meaningful benefit for those patients who responded to the drug candidate. We look forward to the opportunity to provide a new and differentiated treatment option to the many women suffering from HSDD.”
“Hypoactive sexual desire disorder is the most prevalent form of female sexual dysfunction,” said Sheryl A. Kingsberg, Ph.D., Professor of Reproductive Biology at Case Western Reserve University School of Medicine, Division Chief, OB/GYN Behavioral Medicine, at University Hospitals Cleveland Medical Center, and a clinical investigator in the Reconnect Studies. “The distress component of HSDD reflects the profound negative impact that this condition can have on women’s self-image, relationships and quality of life well outside the bedroom. In the Phase 3 trials we saw significant reduction in distress with use of bremelanotide.”
Palatin expects to present additional results from the Reconnect Studies at future sexual medicine and women’s health conferences and in peer reviewed journal publications.
Reconnect Studies Top-line Results Overview
The Reconnect Studies consist of two randomized, double-blinded, placebo-controlled Phase 3 studies, comparing the efficacy and safety of bremelanotide versus placebo in premenopausal women diagnosed with HSDD. The Reconnect Studies randomized 1,267 women with HSDD. The primary efficacy analysis population was the modified intent-to-treat (MITT) patient population, consisting of 1,202 women with HSDD in the United States and Canada. Patients self-administered either 1.75 mg of bremelanotide or placebo as needed in anticipation of sexual activity. The double blind or efficacy portion of each study consisted of a 24-week treatment evaluation period. The open-label safety extension portion of the Reconnect Studies is ongoing.
Based on discussions with the FDA, it was decided that the co-primary endpoints for the Phase 3 clinical trials were the Female Sexual Function Index: Desire Domain (FSFI-D) and Female Sexual Distress Scale-Desires/Arousal/Orgasm (FSDS-DAO) Item 13. Satisfying sexual events is a secondary endpoint. The FSFI-D is a validated patient reported outcome measurement tool of sexual desire in the context of overall sexual function. The FSDS-DAO Item 13 is a validated patient reported outcome measurement tool of distress related to sexual dysfunction, measuring personal distress associated with low sexual desire.
Clinical significance of co-primary endpoint study results was evaluated by an independent committee using multiple anchors of patient assessment of benefit, consistent with discussions with the FDA and guidance documents.
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Clinical Significance for the FSFI-D Subscale: Based on application of three selected anchors, a median value of 0.6 was set for defining clinical significance in baseline to endpoints changes in FSFI-D subscale scores.

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Clinical Significance for the FSDS-DAO Item 13 Score: Based on application of three selected anchors, a median value of 1.0 point improvement in FSDS-DAO Item 13 scores was set for defining clinical significance.

In the preliminary review of the overall safety population (1,247 patients), bremelanotide appeared to be well tolerated. The most frequent adverse event was nausea, which was generally mild in nature. The safety profile of bremelanotide was consistent with prior clinical experience, and no new or unusual safety issues were identified.
Conference Call/Audio Webcast Information
Palatin will host a conference call and audio webcast on Wednesday, November 2, 2016 at 9:00 a.m. Eastern Time. The live conference call can be accessed by dialing (888) 516-2443 (domestic) or (719) 457-2651 (international), and entering conference code 7590742. The audio webcast and replay can be accessed by logging on to the "Investor/Webcasts" section of Palatin's website at http://www.palatin.com. A telephone and audio webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial (888) 203-1112 (domestic) or (719) 457-0820 (international), and enter passcode 7590742. The audio webcast and telephone replay will be available through November 9, 2016.
About Bremelanotide for HSDD
Palatin is developing bremelanotide as a subcutaneous, on-demand, as needed treatment for premenopausal women diagnosed with HSDD. Bremelanotide, which is a melanocortin 4 receptor agonist drug candidate, is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte-stimulating hormone). In clinical studies bremelanotide is self-administered on an as-needed (not chronic) basis in anticipation of sexual activity.
About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.
Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.
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References
Clayton AH et al., Bremelanotide for female sexual dysfunction in premenopausal women: a randomized, placebo-controlled dose-finding trial. Women’s Health 12(3):325-337 (2016)

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST

Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

Palatin Technologies Media Inquiries:
Eliza Schleifstein
Cell: (917) 763-8106 / efscheifstein@gmail.com

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